EXHIBIT 5.1

January 26, 2006	FOLEY & LARDNER LLP ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com

CLIENT/MATTER NUMBER 044473-0113

InterSearch Group, Inc.

222 Kearny Street, Suite 550

San Francisco, CA 94108

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by InterSearch Group, Inc. (the “Company”) of a Registration Statement (No. 333-129937) on Form SB-2 (as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”), including the related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the “Prospectus”) under the Securities Act of 1933, as amended, and the sale from time to time by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) of up to 13,554,688 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), in the manner set forth in the Registration Statement. The Shares consist of 6,640,625 issued shares of Common Stock (the “Issued Shares”) and 6,914,063 shares of Common Stock issuable upon exercise of warrants (the “Issuable Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus; the Company’s Amended and Restated Articles of Incorporation (as amended); the Company’s Amended and Restated Bylaws; and minutes, resolutions and records of the Company’s Board of Directors authorizing the issuance of the Shares subject to the Registration Statement, together with certain related matters, and we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

The opinions set forth in this letter are limited solely to the laws of the State of Florida, and we express no opinion as to the laws of any other jurisdiction. This letter has been prepared and is to be construed in accordance with the Reports on Standards for Opinions of Florida Legal Counsel for Business and Real Estate Transactions (September 1998) (the “Report”) and the Report is incorporated by reference in this letter.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

InterSearch Group, Inc.

January 26, 2006

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Issued Shares covered by the Registration Statement that are to be offered and sold from time to time by the Selling Shareholders have been duly authorized, validly issued, and are fully paid and nonassessable. Based upon the foregoing, and in reliance thereon, we are of the opinion that the Issuable Shares covered by the Registration Statement that are to be offered and sold from time to time by the Selling Shareholders have been duly authorized and, when the Issuable Shares have been issued in accordance with the terms of the applicable Warrant Agreement, upon receipt of the consideration contemplated thereby, will be validly issued, fully paid and nonassessable. We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP